UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2014

ATHLON ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36026	46-2549833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Throckmorton Street, Suite 1200, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 984-8200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 31, 2014, Athlon Energy Inc. (“Athlon”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Apollo Athlon Holdings, L.P. and AP Overseas VII (Athlon FC) Holdings, L.P., as selling stockholders (the “Selling Stockholders”), and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as the representatives of the several underwriters named therein (the “Underwriters”).  The Underwriting Agreement relates to a public offering by the Selling Stockholders of 12,500,000 shares of Athlon’s common stock at a public offering price of $46.25 per share (less the underwriting discount) (the “Firm Shares Offering”).  Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to 1,875,000 additional shares of Athlon’s common stock at the public offering price (less the underwriting discount) (the “Optional Shares Offering” and, together with the Firm Shares Offering, the “Offering”).  The Firm Shares Offering is expected to close on August 6, 2014.  Athlon will not receive any proceeds from the sale of shares in the Offering.  The Underwriting Agreement contains customary representations, warranties, and agreements of Athlon and the Selling Stockholders and other customary obligations of the parties and termination provisions.  The Underwriting Agreement also provides for the indemnification by Athlon of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering was made pursuant to a registration statement on Form S-1, initially filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2014 (File No. 333-196823), as amended.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking, and investment banking services for Athlon and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

1.1                               Underwriting Agreement, dated July 31, 2014, by and among Athlon Energy Inc., Apollo Athlon Holdings, L.P. and AP Overseas VII (Athlon FC) Holdings, L.P., as selling stockholders, and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as the representatives of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHLON ENERGY INC.

Date: August 4, 2014	By:	/s/ William B. D. Butler
William B. D. Butler
Vice President—Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated July 31, 2014, by and among Athlon Energy Inc., Apollo Athlon Holdings, L.P. and AP Overseas VII (Athlon FC) Holdings, L.P., as selling stockholders, and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as the representatives of the several underwriters.